  Exhibit 99.1

American Resources Corporation Strengthens Team with Appointment of Well-Established Industry Executive to Oversee American Carbon Subsidiary

Bernie Mason will oversee the Company’s metallurgical carbon operations as President of American Carbon

Mr. Mason brings years of mining experience and success to the Company’s low-cost, high-growth carbon platform

Mr. Mason’s appointment provides additional capacity for management to steer overall innovation, expansion and execution of the Company Including American Rare Earth Division

March 15, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / March 15, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today announced the appointment of long-time mining operator and executive, Gregory “Bernie” Mason as President of the Company’s American Carbon subsidiary.

Mr. Mason commented, “I have known the American Resources team for some time and it’s very exciting to be joining their family and innovative, low-cost platform that they have built over the past five years. We have a tremendous opportunity to be a stable and meaningful supplier of high-quality raw materials to the growing steel and infrastructure marketplace as the need to upgrade our infrastructure to fit a greener economy expands. The efforts they have put forth to restructure these premium complexes to be cost competitive and stable producers of metallurgical carbon will be very apparent during our ramp up of production over the next three years.”

Mr. Mason has held several senior level management positions within the coal industry over the past 40 years. Most recently, Mr. Mason served as the President and CEO of Xinergy LTD, a publicly listed mining company with multiple sites throughout Central Appalachia, until 2016. Prior to Xinergy, Mr. Mason served as Chief Operating Officer for Energy Coal Resources as well as Appalachian Fuels, LLC where he oversaw all aspects of those fully integrated mining companies. During the 1990’s, Mr. Mason was Vice President of Technical Services for Addington Enterprises, the fourth largest coal mining company in the United States, with 60 million tons of annual production located in nine states.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “First and foremost, we’re really excited to have someone of Bernie’s caliber oversee our metallurgical carbon operations. Most importantly, Bernie understands our model and culture, which is focused on quality and performance to our shareholders and customers, our people and our low-cost operating model. He brings a wealth of knowledge, experience and a great network to American Resources. Bernie’s knowledge of our asset base, region and operating structure make him a great fit as we bring our operations back online and efficiently scale our revenue generation. Additionally, having completed the restructuring of these assets and now bringing in Bernie to grow the revenue base from American Carbon complexes significantly frees my time up to focus on the innovative direction of American Rare Earth and execute on our goals to help restore the critical and rare earth supply chain back to the United States while at the same time providing innovative environmental solutions.”

American Resources Corporation, with its three divisions, American Carbon, American Rare Earth and American Metals is built to leverage the growth of infrastructure and electrification markets that are predicted to see significant expansion over the next decade. The current administration in United States has stated its intention to advance a green economy, which will require substantial infrastructure redevelopment and a significant spend on U.S. produced steel as well as growth in the electric vehicle fleet.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
arec@jtcir.com

RedChip Companies Inc.
Todd McKnight
1-800-RED-CHIP (733-2447)
Info@redchip.com

Company Contact:
Mark LaVerghetta
Vice President of Corporate Finance and Communications
317-855-9926 ext. 0
investor@americanresourcescorp.com